Exhibit 10.1

Elong Power Holding Limited

3 Yan Jing Li Zhong Jie

Jiatai International Plaza

Block B, Room 2110

Beijing, China 100025

November 5, 2026

Holder of Ordinary Shares Purchase Warrants

Re: Inducement Offer to Exercise Ordinary Shares Purchase Warrants

Dear Holder:

Elong Power Holding Limited (the “Company”) is pleased to offer to you the opportunity to exercise all of the (i) ordinary shares purchase warrants issued to the Holder on May 18, 2026 (“May Existing Warrants”), pursuant to that certain securities purchase agreement, dated May 15, 2026, by and between the Company and the Holder (as defined below) set forth on the signature page thereto (the “May SPA”); (ii) ordinary shares purchase warrants issued to the Holder on July 13, 2026 (“July Existing Warrants”), pursuant to that certain securities purchase agreement dated July 10, 2026, by and between the Company and the Holder (as defined below) set forth on the signature page thereto (the “July SPA”); and (iii) ordinary shares purchase warrants issued to the Holder on August 4, 2026 (“August Existing Warrants”, collectively with May Existing Warrants and July Existing Warrants, the “Existing Warrants”), pursuant to that certain securities purchase agreement, dated August 3, 2026, by and between the Company and the Holder (as defined below) set forth on the signature page thereto (the “August SPA”, collectively with the May SPA, and the July SPA, the “Purchase Agreements”), currently held by you (the “Holder”). The offer and resale of the class A ordinary shares of par value of US$0.0000001 each of the Company (the “Ordinary Shares”), underlying the Existing Warrants (“Warrant Shares”) have been registered pursuant to registration statements on Form F-1, as amended (file number 333-295783, 333-297290, 333-297612, and 333-298531) (collectively, the “Registration Statements”). Each applicable Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for exercising in full all of the Existing Warrants held by you and set forth on the signature page hereto at an inducement exercise price per Warrant Share of $1.80 (the “Warrant Exercise”), the Company hereby offers to issue you or your designee,

(a)	for the Existing Warrants exercised hereunder, a new series of Ordinary Shares Purchase Warrants (“New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) to purchase a quantity of Ordinary Shares equal to 150% of the number of Warrant Shares issued pursuant to the exercise of the Existing Warrants hereunder, which New Warrants shall be substantially in the form of the August Existing Warrants, will be exercisable immediately with an expiration date on November 6, 2029, and an exercise price equal to $2.50.

The original New Warrant certificates will be delivered within two Business Days following the date hereof. Notwithstanding anything herein to the contrary, in the event the exercise of Existing Warrants would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise shall be payable) (“Abeyance Warrants”).

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants (excluding the Abeyance Warrants, if any, described in the foregoing paragraph) for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before 12:15 p.m. Eastern Time on November 5, 2026. If this offer is not accepted by such time, it shall automatically expire and be of no further force or effect.

Additionally, the Company agrees to the representations and warranties set forth on Annex A attached hereto. Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 of the Securities Act, it is acquiring the New Warrants and the New Warrant Shares (as defined below) for its own account and not with a view to, or for distributing or reselling, such securities in violation of the Securities Act; it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment; it is not acquiring the New Warrants as a result of any general solicitation or general advertising; and, since the time it was first contacted regarding the transactions contemplated hereby, it has not engaged in any short sales or hedging transactions in the Company’s securities. The Holder agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the Ordinary Shares issuable upon exercise of the New Warrants (the “New Warrant Shares”) will be registered under the Securities Act, except in the discretion of the Company.

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

As soon as practicable (and in any event within thirty (30) calendar days of the date of this letter agreement), the Company shall file a registration statement (the “Resale Registration Statement”) on Form F-3 or Form F-1 providing for the resale by the Holder of the New Warrant Shares issued and issuable upon exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective within forty-five (45) calendar days of the date of this letter agreement (or within ninety (90) calendar days of the date of this letter agreement if the Commission issues a “full review”). The Company shall use commercially reasonable efforts to keep such Resale Registration Statement effective at all times until the earlier of (i) the date the Holder does not own any New Warrants or New Warrant Shares issuable upon exercise thereof, and (ii) the date all New Warrant Shares may be sold by the Holder pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Notwithstanding the foregoing, the Company may suspend the use of the Resale Registration Statement for up to thirty (30) consecutive days and not more than sixty (60) days in any twelve-month period if the Company’s board of directors determines in good faith that such suspension is necessary to avoid disclosure of material non-public information or to amend or supplement the Resale Registration Statement.

Certificates evidencing New Warrant Shares underlying the New Warrants shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Company’s transfer agent, provided that the Holder has delivered to the Company and its counsel such customary representation letters and other documentation as they may reasonably request. If such New Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Ordinary Shares underlying the New Warrants issued with a restrictive legend, together with any documentation reasonably requested pursuant to this paragraph (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such Ordinary Shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

If this offer is accepted and the transaction documents are executed on or before 12:15 p.m. ET on November 5, 2026, then on or before 12:30 p.m. ET on the same Trading Day, the Company, to the Company’s knowledge, shall issue a press release disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under relating to the transactions contemplated hereunder, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, and subject to the continued effectiveness and availability of the applicable Registration Statement, the Ordinary Shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within two (2) Business Days of the date the Company receives the Warrants Exercise Price (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 Business Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares, which shall not accrue for any period prior to the Company’s receipt of the Warrants Exercise Price in full).

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Warrant Shares, provided that the Company shall not be responsible for any income, franchise, withholding or similar taxes imposed on the Holder. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

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Within one Business Day from the Holder’s execution of this letter, the Holder shall make payment to the Company with immediately available funds equal to the number of Warrant Shares being exercised multiplied by $1.80 and the Company shall deliver the Warrant Shares to the Holder and shall deliver the New Warrants registered in the name of the Holder within one Business Day from receipt of such payment.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

Elong Power Holding Limited

By:
Name:	Xiaodan Liu
Title:	Chief Executive Officer

Accepted and Agreed to:

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Number of May Existing Warrants being exercised
Number of July Existing Warrants being exercised
Number of August Existing Warrants being exercised
New Warrants: (150% of total Warrant Shares issued upon exercise of the Existing Warrants):
DTC Instructions:

Annex A

Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Affirmation of Prior Representations and Warranties. The Company hereby represents and warrants to the Holder that, except as disclosed in the Company’s public reports filed with or furnished to the SEC subsequent to the applicable Purchase Agreement, the Company’s representations and warranties as set forth in Section 3.1 of each Purchase Agreement, as applicable, between the Company and each purchaser identified on the signature pages thereto, are true and correct as of the date hereof.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s memorandum or articles of association or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d) Registration Statement. The Warrant Shares are registered for issuance on Registration Statements and as of the date hereof, Company has not received any notice that the Commission has issued or intends to issue a stop order with respect to any Registration Statement. The Company shall use commercially reasonable efforts to keep each applicable Registration Statement effective and available for use by the Holder until all Warrant Shares underlying the Existing Warrants are sold by the Holder or may be sold without restriction under Rule 144.

(e) Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrant Shares, when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized share capital a number of Ordinary Shares for issuance of the New Warrant Shares in full.